APEX BIOVENTURES ACQUISITION CORPORATION
18 Farm Lane
Hillsborough, California 94010

June 30, 2007

Apex Bioventures LLC
18 Farm Lane
Hillsborough, California 94010

Ladies and Gentlemen:

Reference is made to our letter agreement, dated June 7, 2007, concerning your making available to us certain office space as well as certain office and secretarial services as we may require from time to time for a monthly fee of $7,500. This will confirm our agreement that such agreement is terminated.

Very truly yours,

APEX BIOVENTURES
ACQUISITIONS CORPORATION

By:___________________________
Darrell J. Elliott, Chairman and
Chief Executive Officer

Agreed to and accepted by:

APEX BIOVENTURES LLC

By: ___________________________
K. Michael Forrest, Chief Executive Office